                                                                   EXHIBIT 10.17

================================================================================

             SENIOR SUBORDINATED CONVERTIBLE NOTE PURCHASE AGREEMENT


                                      Among

                             LAWSON SOFTWARE, INC.,
                                   as Company

                                       AND

                         TA SUBORDINATED DEBT FUND, L.P.
                                TA INVESTORS LLC
                        ST. PAUL VENTURE CAPITAL VI, LLC,
                                  as Purchasers



                          Dated as of February 23, 2001


================================================================================

                              LAWSON SOFTWARE, INC.
             Senior Subordinated Convertible Note Purchase Agreement
                          Dated as of February 23, 2001

                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS..........................................................................1
         1.1      Definitions....................................................................1
         1.2      Accounting Terms..............................................................10

ARTICLE II - AUTHORIZATION, PURCHASE, SALE AND TERMS OF CONVERTIBLE NOTES; PAYMENTS.............10
         2.1      The Securities................................................................10
         2.2      Purchase of the Convertible Notes; Conversion into Notes and Warrants.........11
         2.3      Issue Price; Original Issue Discount..........................................11
         2.4      Use of Proceeds...............................................................11
         2.5      Payments and Endorsements.....................................................12
         2.6      Redemptions and Mandatory Repurchase..........................................12
                  2.6.1      Required Redemption................................................12
                  2.6.2      Optional Redemptions...............................................13
                  2.6.3      Notice of Redemptions; Pro Rata Redemptions........................13
                  2.6.4      Mandatory Repurchase of Notes......................................13
                  2.6.5      No Other Acquisition of Convertible Notes or Notes.................14
         2.7      Default Rate of Interest......................................................14
         2.8      Maximum Legal Rate of Interest................................................14
         2.9      Payment on Non-Business Days..................................................14
         2.10     Transfer and Exchange of Convertible Notes or Notes...........................14
         2.11     Replacement of Convertible Notes or Notes.....................................15
         2.12     Other Notices.................................................................16
         2.13     Ranking.......................................................................16

ARTICLE III - CONDITIONS TO NOTEHOLDERS' OBLIGATIONS............................................16
         3.1      Representations and Warranties................................................16
         3.2      Documentation at Closing......................................................16
         3.3      No Default....................................................................18
         3.4      Stock Purchase Documents......................................................18
         3.5      Use of Proceeds...............................................................18
         3.6      Compliance with this Agreement................................................18
         3.7      No Material Judgment or Order.................................................19
         3.8      Compliance Certificate........................................................19
         3.9      Statement of Sources and Uses of Funds........................................19
         3.10     Intentionally Omitted.........................................................19
         3.11     Financial Statements..........................................................19
         3.12     Pro Forma Balance Sheet.......................................................19

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS...................................19
         4.1      Representations and Warranties of the Purchasers..............................19


                                      (i)

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................21
         5.1      Organization Standing Etc.....................................................21
         5.2      Authorization and Validity....................................................21
         5.3      No Conflict: No Default.......................................................21
         5.4      Government Consent............................................................22
         5.5      Financial Statements and Condition............................................22
         5.6      Litigation....................................................................22
         5.7      Environmental Health and Safety Laws..........................................22
         5.8      ERISA.........................................................................23
         5.9      Federal Reserve Regulations...................................................23
         5.10     Title to Property; Leases; Liens; Subordination...............................23
         5.11     Taxes.........................................................................23
         5.12     Trademarks, Patents...........................................................24
         5.13     Force Majeure.................................................................24
         5.14     Investment Company Act........................................................24
         5.15     Public Utility Holding Company Act............................................24
         5.16     Retirement Benefits...........................................................24
         5.17     Subsidiaries..................................................................24
         5.18     No Event of Default...........................................................24
         5.19     Use of Proceeds...............................................................24
         5.20     No Amendments to Certain Documents............................................24
         5.21     Securities Act................................................................25
         5.22     Representations and Warranties Incorporated from Other Documents..............25
         5.23     Chief Executive Offices.......................................................25
         5.24     Reserved Shares...............................................................25
         5.25     Government Regulations........................................................25
         5.26     Full Disclosure...............................................................25

ARTICLE VI - AFFIRMATIVE COVENANTS OF THE COMPANY...............................................26
         6.1      Financial Statements and Reports..............................................26
         6.2      Corporate Existence...........................................................27
         6.3      Insurance.....................................................................27
         6.4      Payment of Taxes and Claims...................................................27
         6.5      Inspection....................................................................28
         6.6      Maintenance of Properties.....................................................28
         6.7      Books and Records.............................................................28
         6.8      Compliance....................................................................28
         6.9      Notice of Litigation..........................................................28
         6.10     ERISA.........................................................................30
         6.11     Environmental Matters; Reporting..............................................29
         6.12     Punctual Payment..............................................................29
         6.13     Maintenance of Office.........................................................29
         6.14     Intentionally Omitted.........................................................30
         6.15     Subsidiaries, Etc.............................................................30
         6.16     Intentionally Omitted.........................................................30


                                      (ii)

         6.17     Intellectual Property.........................................................30
         6.18     Further Assurances............................................................30

ARTICLE VII - CERTAIN NEGATIVE COVENANTS OF THE COMPANY.........................................31
         7.1      Merger........................................................................31
         7.2      Sale of Assets................................................................31
         7.3      Plans.........................................................................31
         7.4      Changes in Nature of Business.................................................31
         7.5      Subsidiaries..................................................................31
         7.6      Negative Pledges; Subsidiary Restrictions.....................................32
         7.7      Distributions; Restricted Payments............................................32
         7.8      Capital Expenditures..........................................................32
         7.9      Investments...................................................................32
         7.10     Indebtedness..................................................................33
         7.11     Liens.........................................................................34
         7.12     Contingent Liabilities........................................................35
         7.13     Lease Obligations.............................................................35
         7.14     Loss Limitation...............................................................35
         7.15     Loan Proceeds.................................................................35
         7.16     Interest Coverage Ratio.......................................................35
         7.17     Cash Flow Leverage Ratio......................................................35
         7.18     Intentionally Omitted.........................................................36
         7.19     Intentionally Omitted.........................................................36
         7.20     Intentionally Omitted.........................................................36
         7.21     Transaction Documents.........................................................36
         7.22     Intentionally Omitted.........................................................36
         7.23     Transactions with Affiliates..................................................36
         7.24     Accounting Practices..........................................................36
         7.25     Amendments to Charter and Agreements; Subordinated Debt.......................36

ARTICLE VIII - EVENTS OF DEFAULT; ACCELERATION; ETC.............................................37
         8.1      Events of Default.............................................................37
         8.2      Remedies......................................................................40
         8.3      Distribution of Proceeds......................................................40
         8.4      Annulment of Defaults.........................................................41

ARTICLE IX - MISCELLANEOUS......................................................................41
         9.1      No Waiver; Cumulative Remedies................................................41
         9.2      Amendments, Waivers and Consents..............................................41
         9.3      Addresses for Notices, Etc....................................................41
         9.4      Costs, Expenses and Taxes.....................................................43
         9.5      Assignability; Binding Agreement..............................................43
         9.6      Payments in Respect of Convertible Notes or Notes.............................44
         9.7      Indemnification...............................................................44
         9.8      Survival of Representations and Warranties....................................45
         9.9      Prior Agreements..............................................................45
         9.10     Severability..................................................................45
         9.11     Governing Law.................................................................45


                                (iii)

         9.12     Dispute Resolution............................................................45
         9.13     Section Headings and Gender; Construction.....................................46
         9.14     Counterparts..................................................................47
         9.15     Further Assurances............................................................47
         9.16     Intentionally Omitted.........................................................47
         9.17     Intentionally Omitted.........................................................47
         9.18     Intentionally Omitted.........................................................47
         9.19     Specific Performance..........................................................47
         9.20     Actions by Noteholders........................................................47
         9.21     Limitation of Liability.......................................................47


                                      (iv)

                             SCHEDULES AND EXHIBITS

Exhibits
--------
2.1               Form of Senior Subordinated Convertible Notes
2.1(i)            Form of Senior Subordinated Notes
2.1(ii)           Form of Warrants
2.2               Allocation of Principal Amount of Convertible Notes
2.2(a)            Allocation of Principal Amount of Notes upon Conversion
2.2(b)            Allocation of Warrants upon Conversion
2.3               Issue Price and Original Issue Discount
6.1(c)            Form of Quarterly Financial Compliance Certificate


Schedules
---------
1                 Description of the Purchasers of Convertible Notes
2                 List of Executive Officers
5.1               Organization; Standing, Etc.
5.5               Financial Statements
5.6               Litigation
5.11              Taxes
5.17              Subsidiaries
7.9               Schedule of Investments
7.10              Indebtedness
7.11              Liens


                                      (v)

                              LAWSON SOFTWARE, INC.
                              380 St. Peter Street
                             St. Paul, MN 55102-1302
                          Dated as of February 23, 2001



To the Purchasers Named in
Schedule 1 Hereto


Ladies and Gentlemen:


         LAWSON SOFTWARE, INC., a Delaware corporation (the "Company"), hereby agrees with you as follows:

                            ARTICLE I -- DEFINITIONS

         1.1 Definitions. As used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Affiliate" shall mean when used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, and (b) each of such Person's officers, directors, joint venturers and partners. The term control (including the terms "controlled by" and "under common control with") means the possession, directly, of the power to direct or cause the direction of the management and policies of the Person in question.

         "Agreement" shall mean this Senior Subordinated Convertible Note Purchase Agreement as from time to time amended and in effect between the parties.

         "Annualized" shall mean with respect to any calculation of Net Cash Flow during any period, the amount thereof divided by a fraction, the numerator of which is the number of days in the relevant period and the denominator of which is 365.

         "applicable laws" shall have the meaning assigned to that term in
Section 2.5(b).

         "Balance Sheet Date" shall mean May 31, 2000.

         "Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

         "Business Day" shall mean any day other than a Saturday, Sunday or public holiday or the equivalent for banks under the laws of the Commonwealth of Massachusetts.

         "Capital Expenditures" shall mean for any period, the sum of all amounts that would, in accordance with GAAP, be included as capital expenditures, additions to property, plant and equipment or similar terms having substantially the same meaning (including expenditures for noncurrent tangible assets such as software) on a statement of cash flows for the Company during such period.

         "Cash Flow Measurement Period" shall mean (a) the three consecutive fiscal quarters of the Company ending February 28, 2001, and (b) each period of four consecutive fiscal quarters of the Company ending thereafter.

         "Certificate of Designations" shall mean that certain Certificate of Designations of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of the Company dated as of February 23, 2001.

         "Closing" shall have the meaning assigned to that term in Section 2.2.

         "Closing Date" shall have the meaning assigned to that term in
Section 2.2.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commission" shall mean the United States Securities and Exchange Commission (or any other federal agency at that time administering the Securities Act).

         "Common Stock" shall mean (i) the Company's voting common stock, $.01 par value, as authorized on the date of this Agreement, (ii) any other common stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, and (iii) any other securities into which or for which any of the securities described in (i) or (ii) above may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         "Company" shall have the meaning assigned to that term in the first paragraph of this Agreement.

         "Compliance Certificate" shall have the meaning assigned to that term in Section 3.8.

         "Contingent Obligations" shall mean with respect any Person at the time of any determination, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing and Indebtedness of any other Person in any manner, whether directly or otherwise; provided, that the term "Contingent Obligation" shall not include endorsements for collection or deposit, in each case in the ordinary course of business.

         "Conversion Date" shall have the meaning assigned to that term in
Section 2.2.

         "Convertible Notes" shall have the meaning assigned to that term in
Section 2.1.

         "Default" shall mean any event which, with the giving of notice (whether such notice is required under Section 8.1, or under some other provision of the Subordinated Notes Documents), lapse of time, or both, would constitute an Event of Default.

         "Earnings Before Interest and Taxes" shall mean for any period of determination, the consolidated net income of the Company before deductions for income taxes, Interest Expense, the 1999 Option Payment, 2001 Redemption Charges, 2001 Stock Charges and the issuance of the HP Warrant and the HCA Warrant, all as determined in accordance with GAAP.

         "EBITDA" shall mean for any period of determination, the consolidated net income of the Company before deductions for income taxes, Interest Expense, depreciation and amortization, the 1999 Option Payment, 2001 Redemption Charges, 2001 Stock Charges and the issuance of the HP Warrant and the HCA Warrant, all as determined in accordance with GAAP.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is a member of a group of which the Company is a member and which is treated as a single employer under Section 414 of the Code.

         "ESOP" shall mean the Lawson Software Employee Stock Ownership Plan (1999 Restatement) dated September 1, 1999.

         "Event of Default" shall mean any event described in Section 8.1.

         "Financial Statements" shall mean collectively (a) audited consolidated balance sheets for the fiscal years ended May 31, 1998, May 31, 1999 and May 31, 2000 of the Company and the related audited consolidated statements of income, retained earnings and cash flows for the fiscal years then ended, with a report thereon by the independent certified public accountants of the Company, and (b) an unaudited consolidated balance sheet of the Company as of November 30, 2000 and as of the Balance Sheet Date, and unaudited consolidated statements of income and cash flows of the Company for the respective periods then ended.

         "Founders" shall have the meaning assigned to that term in the Stockholders' Agreement.

         "GAAP" or "generally accepted accounting principles" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

         "Governmental Authority" shall mean the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guaranteed Pension Plan" shall mean any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Company or any ERISA Affiliate, the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         "HCA Warrant" shall mean the warrant to purchase 900,000 shares of common stock of the Company at an exercise price of $6.67 per share, issued to CIS Holdings, Inc. under the Warrant Purchase Agreement, dated July 18, 2000, by and between the Company and CIS Holdings, Inc.

         "HP Warrant" shall mean the four-year warrant for the purchase of 900,000 shares of common stock of the Company at an exercise price of $6.67 per share, subject to adjustment as a result of the transactions contemplated hereby and under the Stock Purchase Agreement to be granted by the Company to Hewlett-Packard and the shares of common stock issued upon the exercise thereof and any antidilution adjustments thereunder.

         "Indebtedness" means with respect to any Person, at the time of any determination, without duplication, all obligations, contingent or otherwise, of such Person which in accordance with GAAP should be classified upon the balance sheet of such Person as liabilities, but in any event including: (a) all obligations of such person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar Instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all capitalized lease obligations of such Person, (h) all obligations of such Person in respect of interest rate protection agreements, (i) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers' acceptances, (j) all obligations of any partnership or joint venture as to which such Person is or may become personally liable, (k) all Contingent Obligations of such Person,
(l) in the case of the Company or any of its Subsidiaries (without duplication), the Noteholder Obligations and (m) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices.

         "Indemnified Liabilities" shall have the meaning assigned to it in
Section 9.7.

         "Indemnitees" shall have the meaning assigned to it in Section 9.7.

         "Intellectual Property" shall mean all patent, copyright, trade secret, trademark, trade name, service mark, Internet domain name, logo or other mark or logo, or other proprietary rights or valid licenses thereof.

         "Interest Expense" shall mean for any period of determination, the aggregate amount, without duplication, of interest expense determined in accordance with GAAP.

         "Interest Coverage Measurement Period" shall mean (a) the two consecutive fiscal quarters of the Company ending February 28, 2001, (b) the three consecutive fiscal quarters of the Company ending May 31, 2001, and (c) each period of four consecutive fiscal quarters of the Company ending thereafter.

         "Investments" shall mean the acquisition, purchase, making or holding of any stock or other security, any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real or personal property (other than real or personal property acquired in the ordinary course of business and other than Capital Expenditures) and any purchase or commitment or option to purchase stock or other debt or equity securities of or any interest in another Person or any integral part of any business or the assets comprising such business or part thereof. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "Investors" shall have the meaning assigned to that term in the Stock Purchase Agreement.

         "knowledge of the Company" or "known to the Company" shall mean the actual knowledge of the executive officers of the Company listed on Schedule 2 hereto after due inquiry.

         "Lien" shall mean, with respect to any Person, any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of each lessor under and capitalized lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law; provided, that an escrow agreement covering software entered into for the benefit of any licensee of such software or any Person marketing licenses of such software in the ordinary course of business and not as security for Indebtedness shall not constitute a Lien for purposes of this Agreement.

         "Mandatory Repurchase Event" shall mean, at any time prior to or after a Qualified Public Offering, an event in which (i) any person together with all affiliates and associates of such person, shall become the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors; or (ii) persons who constitute the Company's Board of Directors on the date hereof cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board of Directors; or (iii) the Board of Directors or stockholders of the Company shall approve (a) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate 50% or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (b) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (c) any plan or proposal for the liquidation or dissolution of the Company.

         "Multiemployer Plan" shall mean a multiemployer plan, as such term is defined in Section 4001(a)(3) of ERISA, which is maintained (on the Closing Date, within five years preceding the Closing Date, or at any time after the Closing Date) for employees of the Company or any ERISA Affiliate.

         "Net Cash Flow" shall mean for any period of determination, the sum of
(a) EBITDA, minus (b) capitalized software, minus (c) income taxes actually paid in cash, minus (d) Restricted Payments other than the 1999 Option Payment, minus
(e) Interest Expense, plus (f) contributions to the ESOP not made in cash, plus
(g) any other non-cash charges to earnings that are included in the calculation of EBITDA.

         "Noteholder Obligations" shall mean all indebtedness, obligations and liabilities of the Company and its Subsidiaries to any of the Noteholders, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Subordinated Notes Documents or in respect of any of the Convertible Notes or Notes, or other instruments at any time evidencing any thereof.

         "Noteholders" shall mean the holder or holders from time to time of the Convertible Notes or Notes, as applicable.

         "Notes" shall have the meaning assigned to that term in Section 2.1.

         "1999 Option Payment" shall mean that certain one time cash payment of $2,750,000 made by the Company to a certain former employee on or before December 29, 1999 in accordance with the Option Cancellation and Release Agreement between the Company and such former employee dated November 29, 1999.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

         "Person" shall mean a natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency, political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Plan" shall mean each employee benefit plan (whether in existence on the Closing Date or thereafter instituted), as such term is defined in Section 3 of ERISA, maintained for the benefit of employees, officers or directors of the Company or of any ERISA Affiliate.

         "Preferred Stock" shall mean the Company's Series A Convertible Preferred Stock, par value $.01 per share.

         "Pro Forma Balance Sheet" shall have the meaning assigned to that term in Section 3.12.

         "Prohibited Transaction" shall have the respective meanings assigned to such term in Section 4975 of the Code and Section 406 of ERISA.

         "Purchasers" shall mean the initial purchasers of the Notes described on Schedule 1 hereto.

         "Qualified Public Offering" shall have the meaning assigned to that term in the Company's Certificate of Designations.

         "Qualified Sale" shall have the meaning assigned to that term in the Company's Certificate of Designations.

         "Real Estate" shall mean all real property at any time owned or leased (as lessee or sublessee) by the Company.

         "Registration Rights Agreement" shall mean the Registration Rights Agreement of even date herewith by and among the Company, the Founders and the Investors.

         "2001 Redemption Charges" shall mean all expenses related to the redemption of outstanding options from existing shareholders in connection with the transactions contemplated by the Stock Purchase Agreement.

         "Reportable Event" shall mean a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the

Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Code.

         "Requirement of Law" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

         "Restricted Payment" shall mean, with respect to the Company, collectively, all dividends or other distributions of any nature (including cash, securities other than common stock of the Company, assets or otherwise), and all payments on any class of equity securities (including warrants, options or rights therefor) issued by the Company, whether such securities are authorized or outstanding on the Closing Date or at any time thereafter and any redemption or purchase of, or distribution in respect of, any of the foregoing, whether directly or indirectly.

         "Securities" shall mean, collectively, the Convertible Notes, the Notes, the Warrants and the Warrant Shares.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Senior Bank" shall mean the "Bank" as defined under the Senior Credit Agreement, its successors and assigns, and all other holders of the Senior Obligations from time to time.

         "Senior Credit Agreement" shall mean that certain Amended and Restated Credit Agreement dated as of October 27, 1999 among the Company and the Senior Bank as from time to time amended and/or restated, renewed, extended, increased, decreased, refined, refinanced or replaced and in effect in accordance with the terms of the Subordination Agreement.

         "Senior Credit Documents" shall mean the Senior Credit Agreement, the notes issued thereunder, the security agreements executed in connection therewith, the Subordination Agreement, and all other documents, agreements and certificates executed or delivered in connection therewith from time to time and any refunding, refinancing or replacement thereof to the extent permitted under the Subordination Agreement.

         "Senior Obligations" shall have the meaning set forth in the Subordination Agreement.

         "Stockholders' Agreement" shall mean the Stockholders' Agreement of even date herewith among the Company, the Investors and the Founders, as amended, modified or supplemented from time to time in accordance with its terms and the terms hereof.

         "Stock Purchase Agreement" shall mean the Stock Purchase and Exchange Agreement of even date herewith by and among the Company and the Investors, as amended, modified or supplemented from time to time in accordance with its terms.

         "2001 Stock Charges" shall mean all compensation expenses related to or arising from the Company's issuance to employees of options to purchase shares of Common Stock, at an exercise price of $4.12, during January and February of 2001.

         "Stock Purchase Documents" shall mean the Stock Purchase Agreement, Stockholders' Agreement and the Registration Rights Agreement of even date herewith by and among the Company, the Investors and the Founders, as amended, modified or supplemented from time to time in accordance with its terms.

         "Subordinated Debt" means all Indebtedness of the Company and any of its Subsidiaries from any Person, including any extensions or renewals thereof, whether outstanding on the date hereof or hereafter created or incurred, which is by its terms subordinate and junior to the Noteholder Obligations on terms acceptable to the Noteholders and which is permitted by this Agreement at the time it is created or incurred.

         "Subordinated Notes Documents" shall mean this Agreement and the Securities.

         "Subordination Agreement" shall mean the Senior Credit Subordination Agreement of even date herewith by and among the Senior Bank, the Noteholders and the Company, as the same may be amended and/or restated, modified, supplemented or replaced from time to time in accordance with its terms.

         "Subsidiary" shall mean any Person which the Company or the designated parent shall, directly or indirectly through a Subsidiary or Subsidiaries, have the power to vote or direct the voting of sufficient securities to elect a majority of directors (or persons performing similar functions) or with respect to which the Company or the designated parent acts as a general partner or managing member or otherwise controls the day-to-day operations of such Person. Any reference herein to a Subsidiary of the Company shall include any Subsidiary of the Company as of the Closing Date or at any time thereafter, including, but not limited to Lawson Software Benelux B.V., Lawson Software France SARL, Lawson Software GmbH and Lawson Software Africa (Proprietary) Limited.

         "Tangible Net Worth" shall mean as of any date of determination, (a) the sum of the amounts set forth on the balance sheet of the Company as the common stock, preferred stock, additional paid-in capital and retained earnings of the Company (excluding treasury stock), minus (b) the book value of all assets of the Company that could be treated as intangibles under GAAP, including all such items as goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, unamortized debt discount and expenses and the excess of the purchase price of the assets of any business acquired by the Company over the book value of such assets.

         "Transaction Documents" shall mean the Subordinated Notes Documents.

         "Warrants" shall have the meaning assigned to that term in
Section 2.1(ii).

         "Warrant Shares" shall have the meaning assigned to that term in
Section 2.1(ii).

         1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data submitted pursuant to this Agreement and all financial tests to be calculated in accordance with this Agreement shall be prepared and calculated in accordance with GAAP. All financial tests relating to the Company shall be calculated with respect to the Company and its Subsidiaries on a consolidated basis.

            ARTICLE II -- AUTHORIZATION, PURCHASE, SALE AND TERMS OF
                           CONVERTIBLE NOTES; PAYMENTS

         2.1 The Securities. The Company has authorized the issuance of its 12% Senior Subordinated Convertible Notes due February 23, 2006 in the aggregate original principal amount of $10,000,000. The 12% Senior Subordinated Convertible Notes shall be in the form set forth as Exhibit 2.1 attached hereto and are herein referred to individually as a "Convertible Note" and collectively as the "Convertible Notes," which terms shall also include any notes delivered in exchange or replacement therefor. The Convertible Notes shall (a) be payable on February 23, 2006 and (b) bear interest compounded daily (based on a 360-day year of twelve 30-day months) on the unpaid principal amount thereof commencing February 23, 2001 until, due at the rate of 12% per annum, payable in cash quarterly in arrears on March 31, June 30, September 30 and December 31 in each year, and at maturity or prior prepayment of the Convertible Notes in full. The Convertible Notes shall be convertible at any time, in the sole discretion of the Noteholder thereof, upon such Noteholder's delivery of notice to the Company of its intent to convert, into (i) 12% Senior Subordinated Notes due February 23, 2006 in the aggregate principal amount of $9,990,000 plus any interest owed in arrears on the Convertible Notes on the date of conversion, in the form set forth as Exhibit 2.1(i) attached hereto (referred to herein individually as a "Note" and collectively as the "Notes", which terms shall also include any notes delivered in exchange or replacement therefore), and (ii) Common Stock Purchase Warrants of the Company for the purchase (subject to adjustment as provided for therein) of an aggregate of 316,400 of the fully diluted common equity shares of the Company's Common Stock (the "Warrant Shares") exercisable at a price per share of $.01 (subject to adjustment), in the form set forth as Exhibit 2.1(ii) attached hereto (referred to herein individually as a "Warrant" and collectively as the "Warrants", which terms shall also include any warrants delivered in exchange or replacement therefor). The Notes shall (Y) be payable on February 23, 2006, and (Z) bear interest compounded daily (based on a 360-day year of twelve 30-day months) on the unpaid principal amount thereof plus any interest owed in arrears on the Convertible Note as of the Conversion Date (as defined in Section 2.2) until due at the rate of 12% per annum, payable in cash quarterly in arrears on March 31, June 30, September 30, and December 31 in each year commencing on the Conversion Date, and at maturity or prior payments of the Notes in full. The Company has authorized the issuance to the Noteholders of the Convertible Notes, and upon conversion thereof, the Notes and the Warrants, and upon exercise of the Warrants the issuance and sale of the Warrant Shares.

         2.2 Purchase of the Convertible Notes; Conversion into Notes and Warrants. Subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, each Noteholder severally agrees to purchase Convertible Notes from the Company in the principal amount set forth opposite such Noteholder's name on Exhibit 2.2 attached hereto. The Convertible Notes shall be purchased at a closing (the "Closing") to be held at such location as agreed to by the Company and the Noteholders, at 10:00 a.m. local time, on the date on which this Agreement is executed and delivered and upon satisfaction of the conditions described in Article III (the "Closing Date"). At the Closing, the Company will initially issue one Convertible Note to each Noteholder, payable to such Noteholder or its registered assigns, in the principal amount set forth opposite such Noteholder's name on Exhibit 2.2, against receipt of immediately available funds by wire transfer to an account or accounts designated by the Company prior to the Closing in the amount set forth next to such Noteholder's name on Exhibit 2.2 (or in such other manner as is set forth on Exhibit 2.2). On the date that a Noteholder delivers notice to the Company of its intent to convert a Convertible Note (the "Conversion Date"), the Convertible Note shall be deemed as of such date to be converted into (a) a Note in the principal amount set forth opposite such Noteholder's name on Exhibit 2.2(a) attached hereto, and (b) a Warrant to purchase the number of Warrant Shares set forth opposite such Noteholder's name on Exhibit 2.2(b) attached hereto. On the Conversion Date, the Company will immediately execute and deliver the Note(s) and the Warrant(s) to the applicable Noteholder(s), and thereafter any Convertible Notes so converted shall be deemed to be canceled and of no further force or effect.

         2.3 Issue Price; Original Issue Discount. The issue price for each Convertible Note, within the meaning of Section 1273 of the Code is as set forth on Exhibit 2.3 attached hereto. The Company and each Noteholder recognize and agree that the Convertible Notes will not be issued with original issue discount within the meaning of Section 1273 of the Code. The Company and each Noteholder agree to comply with all reporting requirements in a manner which is consistent with the issue price set forth on Exhibit 2.3 and the absence of original issue discount within the meaning of Section 1273 of the Code. The inclusion of this
Section 2.3 is not an admission by any Noteholder that it is subject to United States taxation.

         2.4 Use of Proceeds. The proceeds from the sale of the Convertible Notes to the Purchasers under this Agreement and the sale of the Series A Preferred Shares under the Stock Purchase Agreement shall be used by the Company to (a) effect the Exchange (as defined in the Stock Purchase Agreement), (b) pay the fees and expenses of the Company and the Noteholders incurred in connection with the transactions contemplated hereby, and (c) provide for capital expenditures, working capital and other corporate purposes.

         2.5 Payments and Endorsements. Payments of principal, interest and premium, if any, on the Convertible Notes or the Notes, as applicable, shall be made without set off or counterclaim, directly by wire transfer to an account designated in writing by each Noteholder, without any presentment or notation of payment, except that prior to any transfer of any Convertible Note or Note, as applicable, the holder thereof shall endorse on such Convertible Note or Note, as applicable, a record of the date to which interest has been paid and all payments made on account of principal of such Convertible Note or Note, as applicable. All payments and prepayments of principal of and interest on the Convertible Note or Notes, as applicable, shall be applied (to the extent thereof) to all of the Convertible Notes or Notes, as applicable, pro rata based on the principal amount outstanding and held by each holder thereof.

                  (a) Anything herein to the contrary notwithstanding, if any changes in present or future applicable law (which term "applicable law", as used in this Agreement, includes statutes and rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time heretofore or hereafter made upon or otherwise issued to any Noteholder by any central bank or other fiscal, monetary or other authority, whether or not having the force of law), including, without limitation, any change according to a prescribed schedule of increasing requirements, shall impose on the Company any obligation with respect to any amount payable by it hereunder or under any of the other Transaction Documents to withhold or deduct any taxes, levies, imposts, duties, charges, fees, deductions or withholdings, the Company will pay to the Noteholders, on the date on which such amount is due and payable hereunder or under such other Transaction Document, such additional amount in United States Dollars as shall be necessary to enable the Noteholders to receive the same net amount which the Noteholders would have received on such due date if no such obligation had been imposed upon the Company. The Company will deliver promptly to the Noteholders certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Company hereunder or under such other Transaction Document.

                  (b) The obligations of the Company under this Section 2.5 shall survive the payment in full of all amounts due hereunder or under the Convertible Notes or Notes, as applicable.

         2.6 Redemptions and Mandatory Repurchase.

                  2.6.1 Required Redemption. On the stated or accelerated maturity of the Convertible Notes or the Notes, as applicable, the Company will pay the principal amount of the Convertible Notes or the Notes, as applicable, then outstanding together with all accrued and unpaid interest thereon. No redemption of less than all of the Convertible Notes or the Notes, as applicable, shall affect the obligation of the Company to make the redemption required by this Subsection.

                  2.6.2 Optional Redemptions. In addition to the redemption of the Convertible Notes or the Notes, as applicable, required under Subsection 2.6.1, the Company may at any time and from time to time thereafter, voluntarily redeem the Convertible Notes or the Notes, as applicable, in whole, or in part (in integral multiples of $500,000), together with all accrued and unpaid interest on the amount so redeemed through the date of redemption, at a redemption price (expressed as a percentage of the sum of the principal amount to be redeemed equal to the price indicated below corresponding to the period in which any redemption occurs); provided that the Company must redeem at least twenty-five percent (25%) of the then outstanding aggregate principal of all of the Convertible Notes at each time the Company elects to redeem under this Subsection 2.6.2. Notwithstanding anything to the contrary herein, in the event the Company elects to redeem the Convertible Notes or Notes, as applicable, under this Subsection 2.6.2 upon the completion of a Qualified Public Offering or a Qualified Sale, the redemption premiums indicated below for Year 1, Year 2 and Year 3 (as defined below) shall be reduced by 50%.


                             Period                                  Redemption Price
                             ------                                  ----------------
         Closing Date      through February 23, 2002 ("Year 1")            105%
         February 23, 2002 through February 23, 2003 ("Year 2")            102.5%
         February 23, 2003 through February 23, 2004 ("Year 3")            101%
         February 23, 2004 through February 23, 2005                       100%
         February 23, 2005 through February 23, 2006                       100%


                  2.6.3 Notice of Redemptions; Pro Rata Redemptions. Written notice of any redemption pursuant to Subsection 2.6.1 or Subsection 2.6.2 shall be given to all holders of the Convertible Notes or the Notes, as applicable, at least thirty (30) Business Days prior to the date of any such redemption and if any such redemption relates to the Convertible Notes such notice shall also state that the Noteholders have the right to convert the Convertible Notes at any time prior to such redemption. Each redemption of the Convertible Notes or the Notes, as applicable, pursuant to Subsections 2.6.1 and 2.6.2 shall be made so that the Convertible Notes or the Notes, as applicable, then held by each holder shall be redeemed in a principal amount which shall bear the same ratio to the total unpaid principal amount being redeemed on all the Convertible Notes or the Notes, as applicable, as the unpaid principal amount of the Convertible Notes or the Notes, as applicable, then held by such holder bears to the aggregate unpaid principal amount of the Convertible Notes or the Notes, as applicable, then outstanding.

                  2.6.4 Mandatory Repurchase of Notes. As soon as possible, and in any event within five (5) Business Days after the occurrence of a Mandatory Repurchase Event, the Company shall furnish to each Noteholder written notice setting forth in reasonable detail the facts and circumstances underlying such Mandatory Repurchase Event and shall also state if the Convertible Notes are still outstanding that the Noteholders have the right to convert the Convertible Notes at any time. The occurrence of any such Mandatory Repurchase Event shall constitute an irrevocable offer by the Company to purchase all of the Convertible Notes or the Notes, as applicable, held by such Noteholder, at 100% of the principal amount thereof, on a date to be specified by the

Company, which date shall be not less than thirty (30) days nor more than ninety
(90) days after the occurrence of such Mandatory Repurchase Event together with all accrued and unpaid interest on the amount so purchased through the date of purchase. Following receipt of any offer to prepay the Convertible Notes or the Notes, as applicable, hereunder, each Noteholder shall advise the Company, by written notice, within ten (10) days after receipt of such offer, as to whether it desires to sell all or any of the Convertible Notes or the Notes, as applicable, held by it (in integral multiples of $500,000), specifying the principal amount of the Convertible Notes or the Notes, as applicable, to be sold by it. If a Noteholder accepts such offer but does not specify an amount it wishes to receive, it will be deemed to have elected to sell all of the Convertible Notes or the Notes, as applicable, held by it. If a Noteholder fails to respond to such offer by the Company within the ten (10) day acceptance period, such offer shall expire in accordance with its terms.

                  2.6.5 No Other Acquisition of Convertible Notes or Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay, tender for or otherwise acquire, directly or indirectly, any of the outstanding Convertible Notes or Notes, as applicable, except upon the repurchase or prepayment of the Convertible Notes or Notes, as applicable, in accordance with the other terms of this Section 2.6. The Company will promptly cancel all Convertible Notes or Notes, as applicable, acquired by it or any of its Affiliates pursuant to any purchase, redemption, prepayment or tender for the Convertible Notes or Notes, as applicable, pursuant to any provision of this Agreement or otherwise and no Convertible Notes or Notes, as applicable, may be issued in substitution or exchange for any such Convertible Notes or Notes, as applicable.

         2.7 Default Rate of Interest. If an Event of Default has occurred and is continuing, from and after the date such Event of Default has occurred the entire outstanding unpaid principal balance of the Convertible Notes or the Notes, as applicable, and any unpaid interest from time to time in default shall bear interest, payable on demand, at the rate of 15% per annum, compounded quarterly, or such lower rate as then may be the maximum rate permitted by applicable law; provided, however, that upon the cessation or cure of such Event of Default, if no other Event of Default is then continuing, the Convertible Notes or the Notes, as applicable, shall again bear interest at the rate of 12% per annum as set forth in Section 2.1.

         2.8 Maximum Legal Rate of Interest. Nothing in this Agreement or in the Convertible Notes or Notes, as applicable, shall require the Company to pay interest at a rate in excess of the maximum rate permitted by applicable law.

         2.9 Payment on Non-Business Days. Whenever any payment to be made shall be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest due.

         2.10 Transfer and Exchange of Convertible Notes or Notes. The Company shall keep a register in which it shall provide for the registration of the Convertible Notes or the Notes, as applicable, and the registration of transfers of Convertible Notes or Notes, as applicable. The holder of any Convertible Note or Note, as applicable, may, prior to maturity or prepayment thereof, surrender such Convertible Note or Note, as applicable, or Convertible Notes or

Notes, as applicable, at the principal office of the Company for transfer or exchange. Any holder desiring to transfer or exchange any Convertible Note or Note, as applicable, shall first notify the Company in writing at least five (5) days in advance of such transfer or exchange. Within a reasonable time after such notice to the Company from a holder of its intention to make such exchange and without expense (other than transfer taxes, if any) to such holder, the Company shall issue in exchange therefor another Convertible Note or Note, as applicable, or Convertible Notes or Notes, as applicable, in denominations of $100,000 and multiples thereof, except in the case of a Convertible Note or Note, as applicable, for the balance of the aggregate amount of the Convertible Note or Note, as applicable, or Convertible Notes or Notes, as applicable, so transferred which shall be in a minimum denomination of $100,000, all as requested by the holder, for the same aggregate principal amount, as of the date of such issuance, as the unpaid principal amount of the Convertible Note or Note, if applicable, or Convertible Notes or Notes, as applicable, so surrendered and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Convertible Note or Note, as applicable, or Convertible Notes or Notes, as applicable, so surrendered (provided that no minimum shall apply to a liquidating distribution of Convertible Notes or Notes, as applicable, to investors in a Noteholder and any Convertible Notes or Notes, as applicable, so distributed may be subsequently transferred by such investor and its successors in the original denomination thereof without restriction under this sentence). Each new Convertible Note or Note, as applicable, shall be made payable to such Person or Persons, or assigns, as the holder of such surrendered Convertible Note or Note, as applicable, or Convertible Notes or Notes, as applicable, may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom. The Company shall have no obligation hereunder or under any Convertible Note or Note, as applicable, to any person other than the registered holder of each such Convertible Note or Note, as applicable. Notwithstanding anything to the contrary contained herein, no Noteholder shall be permitted to transfer any of its Convertible Notes or Notes, as applicable, unless such Noteholder's transferee has agreed in writing to be bound by the terms of this Agreement and the other Subordinated Notes Documents to which such Noteholder is a party, including the representations and warranties set forth in Section 4.1 hereof.

         2.11 Replacement of Convertible Notes or Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Convertible Note or Note, as applicable, and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Convertible Note or Note, as applicable, the Company will issue a new Convertible Note or Note, as applicable, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Convertible Note or Note, as applicable; provided, however, if any Convertible Note or Note, as applicable, of which a Noteholder, its nominee, or any of its partners is the holder is lost, stolen or destroyed, the affidavit of an authorized partner or officer of the holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required as a condition to the execution and delivery by the Company of a new Convertible Note or Note, as applicable, in replacement of such lost, stolen or destroyed Convertible Note or Note, as applicable, other than the holders written agreement to indemnify the Company.

         2.12 Other Notices. So long as any Convertible Notes are outstanding, the Company shall provide written notice to each Noteholder at least thirty (30) Business Days prior to the occurrence or closing of a Mandatory Repurchase Event or a public offering of securities by the Company setting forth in reasonable detail the facts and circumstances underlying such Mandatory Repurchase Event or public offering and also stating that the Noteholders have the right to convert the Convertible Notes at any time.

         2.13 Ranking. The Noteholder Obligations and the rights and remedies of the Noteholders under the Subordinated Notes Documents shall be senior in right of payment to all Indebtedness other than Senior Obligations and capitalized lease obligations of the Company and its Subsidiaries. The Noteholder Obligations and the rights and remedies of the Noteholders under the Subordinated Notes Document shall be subordinate and junior in right of payment to the Company's Senior Obligations in the manner and to the extent provided in the Subordination Agreement.

         THIS AGREEMENT IS SUBJECT TO A SUBORDINATION AGREEMENT, AMONG THE COMPANY, THE SENIOR BANK AND THE HOLDERS OF THE SENIOR SUBORDINATED CONVERTIBLE NOTES OR NOTES, AS APPLICABLE, WHICH, AMONG OTHER THINGS, SUBORDINATES THE COMPANY'S OBLIGATIONS HEREUNDER AND CERTAIN PAYMENT PROVISIONS OF THE WARRANTS ISSUED IN CONNECTION THEREWITH TO THE COMPANY'S OBLIGATIONS TO CERTAIN HOLDERS OF SENIOR DEBT, AS MORE FULLY DESCRIBED IN SAID SUBORDINATION AGREEMENT.

              ARTICLE III -- CONDITIONS TO NOTEHOLDERS' OBLIGATIONS

         The obligation of the Purchasers to purchase the Convertible Notes at the Closing is subject to the following conditions, all or any of which may be waived in writing by the Purchasers:

         3.1 Representations and Warranties. Each of the representations and warranties of the Company and its Subsidiaries set forth in Article V hereof shall be true and correct in all respects at the time of, and immediately after giving effect to, the purchase of the Convertible Notes.

         3.2 Documentation at Closing. The Purchasers shall have received prior to or at the Closing all of the following, each in form and substance satisfactory to the Purchasers and their special counsel:

                  (a) Certified copies of all charter documents of the Company; certified copies of the resolutions of the boards of directors and, to the extent required, the stockholders of the Company evidencing approval of this Agreement, the other Transaction Documents and all other matters contemplated hereby and thereby; certified copies of the bylaws of the Company; certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement, the other Transaction Documents and all other matters contemplated hereby or thereby.

                  (b) A certificate of the Secretary or an Assistant Secretary of the Company which shall certify the names of the officers of the Company authorized to sign this Agreement, the other Transaction Documents and any other documents or certificates to be delivered pursuant hereto or thereto by the Company or any of its respective officers, together with the true signatures of such officers. The Purchasers may conclusively rely on such certificate(s) until they shall receive a further certificate of the Secretary or an Assistant Secretary of the Company canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

                  (c) A certificate from a duly authorized officer of the Company stating that (i) the representations and warranties contained in Article V hereof and otherwise made by the Company in writing in connection with the transactions contemplated hereby are true and correct, (ii) no condition or event has occurred or is continuing or will result from the execution and delivery of this Agreement or the Transaction Documents which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both and (iii) all the conditions set forth in this Article III have been satisfied (other than those, if any, waived by Senior Bank and the Purchasers in writing).

                  (d) The Convertible Notes duly executed by the Company and registered in respective names of the Purchasers.

                  (e) The Stock Purchase Documents each duly executed by the Company, the Investors and the other stockholders of the Company.

                  (f) Intentionally Omitted.

                  (g) A reliance letter (or acceptable reliance language within the opinion) from Dorsey & Whitney LLP, the Company's special counsel, that the Noteholders may rely upon their respective opinions delivered pursuant to the Stock Purchase Agreement.

                  (h) Payment for the costs, expenses, taxes and filing fees identified in Section 9.4 as to which the Purchasers gives the Company notice prior to or at the Closing, including the reasonable fees and expenses of Goodwin Procter LLP, special counsel to the Purchasers.

                  (i) Prior to the Closing, the Company shall have adopted the Certificate of Designations, and such Certificate of Designations, shall have become effective under the laws of the State of Delaware. The Company shall have issued the Preferred Stock to the Investors.

                  (j) A private placement number for the Notes and Warrants issued by Standard & Poors' CUSIP Service Bureau.

                  (k) Intentionally Omitted.

                  (l) A favorable opinion of Dorsey & Whitney LLP, special counsel to the Company dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchasers and their special counsel.

                  (m) The Subordination Agreement in form and substance satisfactory to Purchasers and their special counsel executed by the Senior Bank and the Company.

                  (n) A consent from the Senior Bank, authorizing the transactions contemplated by the Subordinated Notes Documents and the Stock Purchase Documents.

                  (o) Certified copies of all documents relating to the completion of the Company's reincorporation in the State of Delaware.

                  (p) Copies of all documents relating to the completion of the Company's offer to repurchase 830,000 shares of the Company's Common Stock from its stockholders at a purchase price of $3.22 per share, for an aggregate purchase price of approximately $2,672,600.

                  (q) Such other documents referenced in any Exhibit hereto or relating to the transactions contemplated by this Agreement as the Purchasers or their special counsel may reasonably request.

         3.3 No Default. At the time of and immediately following the Closing there shall exist no Event of Default and no condition, event or act that, with the giving of notice or lapse of time, or both, would constitute such an Event of Default.

         3.4 Stock Purchase Documents. The Company, the Investors and the Founders shall have executed and delivered each of the Stock Purchase Documents, which shall be on terms and conditions acceptable to the Purchasers and all conditions precedent to the consummation of the transactions set forth therein, except payment of the purchase price for the stock to be purchased, shall have been satisfied in full without waiver or modification.

         3.5 Use of Proceeds. The Company shall have used, or simultaneously with the Closing shall use, funds from the sale of the Preferred Stock and the Convertible Notes for the purposes described in Section 2.4.

         3.6 Compliance with this Agreement. The Company shall have performed and complied with all of its agreements and satisfied the conditions set forth or contemplated herein that are required to be performed or complied with or satisfied by it on or before the Closing Date.

         3.7 No Material Judgment or Order. There shall not be on the Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition under any Requirement of Law which, in the judgment of the Purchasers would prohibit the purchase of the Convertible Notes hereunder or subject the Purchasers to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Convertible Notes were to be purchased hereunder.

         3.8 Compliance Certificate. The Purchasers shall have received a Compliance Certificate of the Company dated as of the Closing Date demonstrating the Company's compliance with the financial covenants set forth in Section 7.8 and Sections 7.13 through 7.17 on a pro forma basis as if such covenants were tested as of the Closing Date after giving effect to the transactions contemplated in the Transaction Documents.

         3.9 Statement of Sources and Uses of Funds. The Company shall have provided the Purchasers with a statement of the sources and uses of funds in connection with the transactions occurring pursuant to the Transaction Documents on the Closing Date.

         3.10 Intentionally Omitted.

         3.11 Financial Statements. The Purchasers shall have received copies of the Financial Statements prior to the Closing Date.

         3.12 Pro Forma Balance Sheet. The Company shall have delivered to the Purchasers a pro forma consolidated balance sheet of the Company and its Subsidiaries (the "Pro Forma Balance Sheet") certified by the Chief Financial Officer of the Company that it fairly presents the financial condition of the Company and its Subsidiaries as at December 31, 2000 modified by pro forma adjustments reflecting the consummation of the transactions contemplated in this Agreement and all other Transaction Documents (as of such Closing Date), including all material fees and expenses in connection therewith.

         ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         4.1 Representations and Warranties of the Purchasers. Each Purchaser, for itself only, hereby represents and warrants, which representations and warranties shall survive the closing, that:

                  (a) Such Purchaser has duly authorized, executed and delivered this Agreement and such of the Transaction Documents as require execution by such Purchaser, and each constitutes the valid and binding obligation of such Purchaser enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                  (b) Such Purchaser is an "accredited investor" as such term is defined in Rule 501 under the Securities Act. Each Purchasers is purchasing the Securities for its own account, and not as nominee or agent, and for investment only.

                  (c) The Securities are being and will be acquired for the purpose of investment and not with a view to distribution or resale thereof, subject, nevertheless, to the condition that, except as otherwise provided herein or in the Stockholders' Agreement and subject to compliance with applicable securities laws, the disposition of the property of such Purchaser shall at all times be within its control. Such Purchaser was not formed solely for the purpose of making an investment in the Company or its Subsidiaries.

                  (d) Such Purchaser understands that it must bear the economic risk of its investment for an indefinite period of time because the Securities are not, and will not be, registered under the Securities Act or any applicable state securities laws, except as may be provided in this Agreement and the Stockholders' Agreement, and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available. Such Purchaser acknowledges that, in issuing the Securities, the Company is relying on the representations and warranties of such Purchaser in this Section 4.1.

                  (e) No Person has or will have, as a result of the transactions contemplated by this Agreement, any rights, interest or valid claim against or upon the Company or any of its Subsidiaries for any commission, fee or other compensation as a finder or broker because of any act or omission by such Purchaser or any agent of such Purchaser.

                  (f) Such Purchaser hereby acknowledges that the Securities (unless no longer required in the opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, it being agreed that Goodwin Procter LLP shall be satisfactory) shall bear a legend substantially in the following form (in addition to any other legend required by the Transaction Documents):

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

The acquisition by such Purchaser of the Securities shall constitute a confirmation by it of the foregoing representations.

           ARTICLE V -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchasers as of the Closing Date as follows (which representations and warranties shall survive the Closing), after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents:

         5.1 Organization Standing Etc. Except as disclosed on Schedule 5.1, the Company is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and as presently contemplated, to enter into this Agreement, to issue the Convertible Notes and to perform its obligations under the Transaction Documents. Except as disclosed on Schedule 5.1, the Company (a) holds all certificates of authority, licenses and permits necessary to carry on its business as presently conducted and as presently contemplated in each jurisdiction in which it is carrying on such business, except where the failure to hold such certificates, licenses or permits would not have a material adverse effect on the business, operations, properties, prospects, assets or condition, financial or otherwise, of the Company and (b) is or will at all times after the date ninety (90) days from the Closing Date be duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary and the failure so to qualify would permanently preclude it from enforcing its rights with respect to any assets or expose it to any liability, which in either case would be material to the Company.

         5.2 Authorization and Validity. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents have been duly authorized by all necessary corporate action by the Company, and this Agreement, the other Transaction Documents and the issuance of the Convertible Notes, and upon conversion thereof, the issuance and delivery of the Notes and Warrants, and upon the exercise of the Warrants, the issuance and delivery of the Warrant Shares constitute and will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.

         5.3 No Conflict; No Default. The execution, delivery and performance by the Company of this Agreement, the other Transaction Documents and the issuance of the Convertible Notes, and upon conversion thereof, the issuance and delivery of the Notes and Warrants, and upon the exercise of the Warrants, the issuance and delivery of the Warrant Shares does not and will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Company, (b) violate or contravene any provision of the articles of incorporation or bylaws of the of the Company, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Company is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder. The Company is not in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on the business, operations, properties, prospects, assets or condition (financial or otherwise) of the Company.

         5.4 Government Consent. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Company to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Transaction Documents including the issuance of the Convertible Notes, and upon conversion thereof, the issuance and delivery of the Notes and Warrants, and upon the exercise of the Warrants, the issuance and delivery of the Warrant Shares, except the filing of the Restated and Amended Articles with the Secretary of State of Delaware and the filings that will be made and the consents that will be obtained under state securities laws.

         5.5 Financial Statements and Condition. The Company's audited year-end financial statements as at May 31, 2000, as heretofore furnished to the Purchasers, have been prepared in accordance with GAAP on a consistent basis and fairly present the financial condition of the Company as at such date and the results of its operations and cash flow for the period then ended. The Company's unaudited interim financial statements as at November 30, 2000, as heretofore furnished to the Purchasers, have been prepared in accordance with GAAP on a consistent basis and fairly present the financial condition of the Company as at such date and the results of its operations and cash flow for the period then ended, subject to year-end audit adjustments. As of the dates of such financial statements, the Company had no material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such financial statements or in the notes to the year-end financial statements as at May 31, 2000, except as disclosed on Schedule 5.5. Since May 31, 2000, there has been no material adverse change in the business, operations, properties, prospects, assets or condition, financial or otherwise, of the Company, except as disclosed in the interim financial statements dated November 30, 2000 or except as disclosed on any Schedule to this Agreement.

         5.6 Litigation. Except as set forth on Schedule 5.5 or Schedule 5.6, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to the Company, would have a material adverse effect on the business, operations, properties, prospects, assets or condition (financial or otherwise) of the Company or on the ability of the Company to perform its obligations under the Transaction Documents.

         5.7 Environmental Health and Safety Laws. There does not exist any violation by the Company of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on the Company or which would require a material expenditure by the Company to cure. The Company has not received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a material adverse effect on the business, operations, properties, prospects, assets or condition (financial or otherwise) of the Company.

         5.8 ERISA. Each Plan complies with all material applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would permit the institution of proceedings to terminate any Plan under Section 4042 of ERISA. The current value of the Plans' benefits guaranteed under Title IV of ERISA does not exceed the current value of the Plans assets allocable to such benefits.

         5.9 Federal Reserve Regulations. The Company is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board). The value of all margin stock owned by the Company does not constitute more than 25% of the value of the assets of the Company on an individual basis.

         5.10 Title to Property; Leases; Liens; Subordination. The Company has
(a) good and marketable title to its real and personal properties referred to as owned by the Company in the most recent financial statements referred to in
Section 5.5 (other than property disposed of since the date of such financial statements in the ordinary course of business), and (b) valid, subsisting and enforceable licenses or leasehold interest in its other real and personal properties used in its business. None of such properties is subject to a Lien, except as allowed under Section 7.11. The Company has not subordinated any of its rights under any obligation owing to it to the rights of any other person.

         5.11 Taxes. Except as described on Schedule 5.11, the Company has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP will have been, at all times from and after May 31, 2000, provided on the books of the Company). No tax Liens have been filed against the Company or any of its assets. The charges, accruals and reserves on the books of the Company in respect of taxes and other governmental charges are adequate. The Company does not know of any proposed material tax assessment against it or any basis therefor, other than those with respect to which reserves in accordance with GAAP have been, at all times from and after May 31, 2000, provided on the books of the Company.

         5.12 Trademarks, Patents. The Company possesses or has the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of its business, without known conflict with the rights of others.

         5.13 Force Majeure. Since the date of the most recent financial statements referred to in Section 5.5, the business, properties and other assets of the Company have not been materially and adversely affected in any way as the result of any fire or other casualty, strike, lockout, or other labor trouble, embargo, sabotage, confiscation, condemnation, riot, civil disturbance, activity of armed forces or act of God.

         5.14 Investment Company Act. The Company is not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

         5.15 Public Utility Holding Company Act. The Company is not a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.16 Retirement Benefits. Under the accounting rules proposed as of the date of this Agreement by the Financial Accounting Standards Board with respect thereto, the present value of the expected cost to the Company of post-retirement medical and insurance benefits with respect to employees, as estimated by the Company in accordance with procedures and assumptions deemed reasonable by the Purchasers, does not exceed $1,000,000.

         5.17 Subsidiaries. Except as described on Schedule 5.17, the Company has no other Subsidiaries and each such Subsidiary is permitted pursuant to
Section 7.5.

         5.18 No Event of Default. No Event of Default has occurred and is continuing.

         5.19 Use of Proceeds. The proceeds of the Securities shall be used for the purpose described in Section 2.4.

         5.20 No Amendments to Certain Documents. Each of the representations and warranties made by the Company and each of its Subsidiaries in the Transaction Documents is as at the Closing Date true and correct in all material respects (without giving duplicative effect to any materiality qualification therein), except to the extent that any of such representations and warranties relates, by the express terms thereof, solely to a date falling prior to the Closing Date.

         5.21 Securities Act. None of the Company nor anyone acting on its behalf has offered or will offer to sell the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Securities to the Purchasers under the registration provisions of the Securities Act. Assuming the accuracy of the representations and warranties of each Purchaser set forth herein, the issuance of the Securities to the Purchasers pursuant to this Agreement is not required to be registered under the Securities Act or applicable state securities law.

         5.22 Representations and Warranties Incorporated from Other Documents. As of the date hereof, each of the representations and warranties given (i) by the Company in the Stock Purchase Agreement is true and correct. Each of the representations and warranties given by the Company in the Stock Purchase Agreement is incorporated herein as if such representations and warranties were set forth fully herein and for purposes of this Agreement, and notwithstanding
Section 5 of the Stock Purchase Agreement or any termination of the terms and provisions of the Stock Purchase Agreement, all such representations and warranties shall be deemed to survive pursuant to Section 9.8 until the Convertible Notes or Notes, as applicable, have been redeemed in full pursuant to Section 2.6 of this Agreement.

         5.23 Chief Executive Offices. The chief executive office of the Company is at 380 St. Peter Street, St. Paul, MN 55102-1302, at which location its books and records are kept.

         5.24 Reserved Shares. Sufficient shares of authorized but unissued Common Stock have been reserved by appropriate action in connection with the prospective exercise of the Warrants. None of the purchase of the Convertible Notes, or issuance of the Notes and Warrants, or the issuance of shares of Common Stock upon the exercise of the Warrants, is subject to preemptive or other similar statutory or contractual rights (except for such rights under the Stockholders' Agreement).

         5.25 Government Regulations. The Company is not an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940; nor is it subject to regulation under the Federal Power Act, the Interstate Commerce Act or any other requirement and law which purports to regulate or restrict its ability to borrow money.

         5.26 Full Disclosure. Subject to the following sentence, neither the financial statements referred to in Section 5.5 nor any other certificate, written statement, exhibit or report furnished by or on behalf of the Company in connection with or pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading. Certificates or statements furnished by or on behalf of the Company to the Purchasers consisting of projections or forecasts of future results or events have been prepared in good faith and based on good faith estimates and assumptions of the management of the Company, and the Company has no reason to believe that such projections or forecasts are not reasonable; provided, that the failure of future results or events to conform to such projections or forecasts shall not, in and of itself, constitute a breach of the foregoing representation and warranty.

               ARTICLE VI -- AFFIRMATIVE COVENANTS OF THE COMPANY

The Company covenants and agrees that so long as any of the Convertible Notes or Notes is outstanding:

         6.1 Financial Statements and Reports. The Company will furnish to the Noteholders.

                  (a) As soon as available and in any event within 90 days after the end of each fiscal year of the Company, (i) the financial statements of the Company consisting of at least statements of income, cash flow and stockholders' equity, and a consolidated balance sheet as at the end of such year, prepared in accordance with GAAP on a consistent basis, setting forth in each case in comparative form corresponding figures from the previous fiscal year end, audited by PriceWaterhouseCoopers or other independent certified public accountants of recognized national standing selected by the Company and acceptable to the Noteholders, together with any management letters, management reports or other supplementary comments or reports to the Company or its board of directors furnished by such accountants.

                  (b) As soon as available and in any event within 30 days after the end of each month, unaudited statements of income, cash flow and stockholders' equity for the Company for such month and for the period from the beginning of such fiscal year to the end of such month, and a balance sheet of the Company as at the end of such month prepared in accordance with GAAP on a consistent basis, setting forth in comparative form figures for the corresponding period for the preceding fiscal year, accompanied by a certificate signed by the chief financial officer of the Company stating that such financial statements present fairly the financial condition of the Company subject to year-end audit adjustments.

                  (c) Together with the financial statements delivered pursuant to Section 6.1(a) and the financial statements delivered pursuant to Section 6.1.(b) for the months of May, August, November and February of each year, a statement signed by the chief financial officer of the Company in substantially the form of Exhibit 6.1(c) hereto demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with Sections 7.8 and Sections 7.13 through 7.17 as at the end of the fiscal period covered thereby and stating that as at the end of such fiscal period there did not exist any Default or Event of Default or; if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

                  (d) As soon as practicable and in any event not later than the beginning of each fiscal year of the Company, statements of forecasted income for the Company for each fiscal quarter in such fiscal year and a forecasted balance sheet of the Company, together with supporting assumptions, as at the end of each fiscal quarter, all in reasonable detail and reasonably satisfactory in scope to the Noteholders.

                  (e) Immediately upon any officer of the Company becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Company proposes to take with respect thereto.

                  (f) Immediately upon any officer of the Company becoming aware of the occurrence, with respect to any Plan, of any Reportable Event or any Prohibited Transaction, a notice specifying the nature thereof and what action the Company proposes to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

                  (g) Together with the financial statements delivered pursuant to Section 6.1(a), a schedule of any federally registered copyrights registered or acquired by the Company during the fiscal year covered by such financial statements.

                  (h) From time to time, such other information regarding the business, operation and financial condition of the Company as the Noteholders may reasonably request.

                  (i) Within 10 days of the end of each month the Company shall deliver to the Noteholders a copy of the Borrowing Base Certificate (as such term is defined in the Senior Credit Agreement).

         6.2 Corporate Existence. From and after the Closing Date the Company will maintain its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction where failure so to qualify would preclude the Company its rights with respect to any material asset or would expose the Company to any material liability.

         6.3 Insurance. The Company shall maintain with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance including, without limitation, business interruption insurance, in such amounts and against such hazards as is customary in the case of reputable firms engaged in the same or similar business and similarly situated. The Company will keep its tangible assets (including the embodiment of any intangible assets, but excluding any underlying intellectual property) insured against "all risks" for the full replacement cost thereof, subject to a deductible not exceeding $1,000,000, with an insurance company or companies reasonably satisfactory to the Noteholders. Such policies or certificates with respect thereto are to be delivered to the Noteholders at their request. Each such policy or the certificate with respect thereto shall provide that such policy shall not be canceled or allowed to lapse unless at least 30 days prior written notice is given to the Noteholders.

         6.4 Payment of Taxes and Claims. The Company shall file all tax returns and reports which are required by law to be filed by it, or any extensions permitted under such laws, and will pay before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including but not limited to those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided (a) that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the Company's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been, at all times after May 31, 2000, set aside on the Company's books in accordance with GAAP and (b) that the foregoing items required under foreign, state or local law need not be filed and paid as long as
(i) the Company's title to its property is not materially adversely affected,
(ii) its use of such property in the ordinary course of its business is not materially interfered with, (iii) adequate reserves with respect thereto have been, at all times after May 31, 2000, set aside on the Company's books in accordance with GAAP and (iv) no Lien has been created upon the Company.

         6.5 Inspection. The Company shall permit any Person designated by the Noteholders to visit and inspect any of the properties, corporate books and financial records of the Company, to examine and to make copies of the books of accounts and other financial records of the Company, and to discuss the affairs, finances and accounts of the Company with, and to be advised as to the same by, its officers at such reasonable times and intervals as the Noteholders may designate. So long as no Event of Default exists, the expenses of the Noteholders for such visits, inspections and examinations shall be at the expense of the Noteholders, but any such visits, inspections and examinations made while any Event of Default is continuing shall be at the expense of the Company.

         6.6 Maintenance of Properties. The Company will maintain its properties used or useful in the conduct of its business in good condition, repair and working order, normal wear and tear excepted, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be reasonably necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         6.7 Books and Records. The Company will keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

         6.8 Compliance. The Company will comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which the Company may be subject; provided, however, that failure so to comply shall not be a breach of this covenant if such failure does not have, or is not reasonably expected to have, a materially adverse effect on the properties, business or condition (financial or otherwise) of the Company and the Company is acting in good faith and with reasonable dispatch to cure such noncompliance.

         6.9 Notice of Litigation. The Company will give prompt written notice to the Noteholders of the commencement of any action, suit or proceeding before any court or arbitrator or any governmental department, board, agency or other instrumentality affecting the Company or any property of the Company or to which the Company is a party in which an adverse determination or result could have a material adverse effect on the business, operations, properties, prospects, assets or condition (financial or otherwise) of the Company or on the ability of the Company to perform its obligations under this Agreement and the other Transaction Documents, stating the nature and status of such action, suit or proceeding.

         6.10 ERISA. The Company will maintain each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and of the Code and will not and not permit any of the ERISA Affiliates to (a) engage in any transaction in connection with which the Company or any of the ERISA Affiliates would be subject to either a civil penalty assessed pursuant to
Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in either case in an amount exceeding $50,000, (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Company or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Plan or
(c) fail to make any payments to any Multiemployer Plan that the Company or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

         6.11 Environmental Matters; Reporting. The Company will observe and comply with all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent noncompliance could result in a material liability or otherwise have a material adverse effect on the Company. The Company will give the Noteholders prompt written notice of any violation as to any environmental matter by the Company and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (a) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by the Company which are material to the operations of the Company, or (b) which will or threatens to impose a material liability on the Company to any Person or which will require a material expenditure by the Company to cure any alleged problem or violation.

         6.12 Punctual Payment. The Company will duly and punctually pay or cause to be paid the principal and interest on the Convertible Notes or Notes, as applicable, and the Company will duly and punctually pay or cause to be paid all other amounts provided for in this Agreement and the other Subordinated Notes Documents to which the Company is a party, all in accordance with the terms of this Agreement and such other Subordinated Notes Documents.

         6.13 Maintenance of Office. The Company will maintain its chief executive office in 380 St. Peter Street, St. Paul, MN 55102-1302 or, at such other place in the United States of America as the Company shall designate upon not less than 15 days prior written notice to the Noteholders, where notices, presentations and demands to or upon the Company in respect of the Subordinated Notes Documents may be given or made.

         6.14 Intentionally Omitted.

         6.15 Subsidiaries, Etc. If, after the Closing Date, the Company or any of its Subsidiaries creates or acquires, either directly or indirectly, any Subsidiary, it will immediately notify the Noteholders of such creation or acquisition, as the case may be.

         6.16 Intentionally Omitted.

         6.17 Intellectual Property. The Company covenants and agrees that it will take all necessary and advisable steps to obtain ownership in and/or protection of all material Intellectual Property owned, used or developed by the Company and its Subsidiaries in the conduct of their business, and that it will not do any act, or omit to do any act, nor permit any licensee to do any act, whereby any material Intellectual Property rights of the Company or any Subsidiary may become abandoned, invalidated, dedicated to the public domain, or diminished in value; provided, however, that nothing in this Section 6.17 shall prevent the Company from taking, or refraining from taking, any action if such action (or refraining from taking action) is in the judgment of the Company in its best interest and that would not, individually or in the aggregate, have a material adverse effect on the business, operations, properties, prospects, assets or condition (financial or otherwise) of the Company and its Subsidiaries, considered as a whole. Without limiting the generality of the foregoing, the Company covenants and agrees that it will diligently prosecute any applications to obtain registrations of material Intellectual Property, other than Intellectual Property of a type that is not capable of cost effective protection or is not eligible for protection through registration; preserve and maintain all material Intellectual Property rights in all jurisdictions in which the Company conducts or proposes to conduct business; display appropriate notices of material Intellectual Property rights on all tangible embodiments; take reasonable security measures to protect the secrecy and confidentiality of all valuable information of the Company and its licensors; file all such applications, renewals, certificates and affidavits as may be reasonably necessary or advisable to obtain and maintain the ownership, validity and enforceability of all material Intellectual Property rights of the Company and its Subsidiaries; appropriately document the Company's ownership of material Intellectual Property developed by or for the Company and its Subsidiaries; take all reasonable enforcement actions as may be prudent to protect the material Intellectual Property of the Company and its Subsidiaries; and conduct the business of the Company and its Subsidiaries so as not to violate or infringe the Intellectual Property rights of others.

         6.18 Further Assurances. The Company will, and will cause each of its Subsidiaries to, cooperate with the Noteholders and execute such further instruments and documents as the Noteholders shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Transaction Documents.

            ARTICLE VII -- CERTAIN NEGATIVE COVENANTS OF THE COMPANY

         The Company and each of its Subsidiaries covenants and agrees that so long as any of the Convertible Notes or Notes is outstanding:

         7.1 Merger. The Company will not merge or consolidate or enter into any analogous reorganization or transaction with any Person or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided, however,
(a) that any Person acquired by the Company as a result of an Investment permitted under Section 7.9(h) or any Subsidiary may be merged into the Company and (b) the Company (if the Company is the surviving entity) or any Subsidiary may in any fiscal year engage in one or more mergers or consolidations if the aggregate value of all of such transactions during such fiscal year does not exceed the greater of $3,000,000 or 15% of Tangible Net Worth.

         7.2 Sale of Assets. The Company will not sell, transfer, lease, license on an exclusive basis or otherwise convey all or any substantial part of its assets except for (a) sales and leases of inventory in the ordinary course of business, (b) licenses of intellectual property, including software and documentation, in the ordinary course of business and (c) other sales of assets in any fiscal year with an aggregate purchase price or book value, whichever is greater, of not more than the greater of $3,000,000 or 15% of Tangible Net Worth. Notwithstanding the foregoing, the Company may transfer assets of the type described in Section 7.5(a) to wholly-owned Subsidiaries, provided the requirements of Section 7.5 are satisfied.

         7.3 Plans. The Company will permit any event to occur or condition to exist which would permit any Plan to terminate under any circumstances which would cause the Lien provided for in Section 4068 of ERISA to attach to any assets of the Company; and the Company will not permit any underfunded amount of Plan benefits guaranteed under Title IV of ERISA to exist.

         7.4 Changes in Nature of Business. The Company will not make any material change in the nature of the business of the Company, as carried on at the date hereof.

         7.5 Subsidiaries. The Company shall not permit any Subsidiary to have any asset or liability unless:

                  (a) From and after the date any such Subsidiary obtains any assets or incurs any liabilities, all financial statements required to be delivered hereunder shall be prepared, and the covenants set forth in Sections
7.8 and 7.13 through 7.17 shall be applied, on a consolidated basis.

                  (b) All representations and warranties set forth in this Agreement are true and correct at all times for the Company and all of such Subsidiaries, and the Company causes all such Subsidiaries to perform and comply with all covenants set forth in this Agreement except those set forth in Sections 7.6, 7.7, 7.10 and 7.11, and except as otherwise provided in Section 7.5(b); provided, that all materiality qualifiers in such representations, warranties and covenants shall apply to the Company and such Subsidiaries, taken as a whole.

                  (c) The aggregate amount of the assets of all such Subsidiaries does not at any time exceed 20% of the consolidated assets of the Company and its Subsidiaries.

         7.6 Negative Pledges; Subsidiary Restrictions. Except for the interest of any lessor under any operating or capitalized lease entered into on or after the Closing Date or purchase money Liens on property granted on or after the Closing Date (provided that such Liens are limited to the property acquired and do not secure Indebtedness other than that related to operating or capitalized lease obligations or the purchase price of such property), the Company will not, and will not permit any Subsidiary to, enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Senior Bank or the Noteholders which would (i) prohibit the Company or such Subsidiary from granting, or otherwise limit the ability of the Company or such Subsidiary to grant, to the Noteholders any Lien on any assets or properties of the Company or such Subsidiary, or (ii) require the Company or such Subsidiary to grant a Lien to any other Person if the Company or such Subsidiary grants any Lien to the Senior Bank or the Noteholders. The Company will not permit any Subsidiary to place or allow any restriction, directly or indirectly, on the ability of such Subsidiary to (a) pay dividends or any distributions on or with respect to such Subsidiary's capital stock or (b) make loans or other cash payments to the Company.

         7.7 Distributions; Restricted Payments. The Company will not (i) purchase, redeem or make any payment of principal or interest on any Subordinated Debt except to the extent expressly permitted in accordance with the terms of the applicable subordination agreements to which the Noteholders are parties or (ii) make any Restricted Payments other than: (a) mandatory redemptions of common stock under Section 409 of the Code, (b) Restricted Payments which aggregate during any twelve (12) month period less than five percent (5%) of the Company's Tangible Net Worth or (c) Restricted Payments using the proceeds from the issuance of securities of the Company, provided that such Restricted Payments do not result in any decrease in the Tangible Net Worth of the Company, provided, however, that so long as no Default or Event of Default shall have occurred immediately before or after giving effect to such proposed distribution, any Subsidiary may pay dividends to the Company.

         7.8 Capital Expenditures. The Company will not make Capital Expenditures in any fiscal year in excess of $23,000,000.

         7.9 Investments. The Company will not acquire for value, make, have or hold any Investments, except:

                  (a) Investments existing on the date of this Agreement and described on Schedule 7.9.

                  (b) Travel advances to management personnel and employees in the ordinary course of business.

                  (c) Investments in readily marketable direct obligations issued or guaranteed by the United States or any agency thereof and supported by the full faith and credit of the United States.

                  (d) Certificates of deposit or bankers' acceptances issued by any commercial bank organized under the laws of the United States or any State thereof which has (i) combined capital and surplus of at least $100,000,000, and
(ii) a credit rating with respect to its unsecured indebtedness from a nationally recognized rating service that is satisfactory to the Noteholders.

                  (e) Commercial paper given the highest rating by a nationally recognized rating service.

                  (f) Repurchase agreements relating to securities issued or guaranteed as to principal and interest by the United States of America.

                  (g) Other readily marketable Investments in debt securities or mutual funds investing in debt securities that (i) have been assigned the highest available rating by Standard & Poors Corporation, Moody's Investors Services, Inc. or another nationally recognized rating agency reasonably acceptable to the Noteholders and (ii) have an average life to maturity or duration of two years or less from the date of acquisition thereof by the Company.

                  (h) Any Investment in the stock or assets of any Person other than the Company if the aggregate consideration for all such Investments made in any fiscal year of the Company does not exceed the greater of $3,000,000 or 15% of Tangible Net Worth.

                  (i) Other Investments in readily marketable publicly traded securities to the extent (y) the sum of the aggregate amount of Investments described in clauses (c), (d), (e), (f) and (g) above plus the aggregate amount of the Company's funds on deposit in transaction accounts with commercial banks satisfying the requirements of clause (d) above exceeds (z) the sum of the outstanding principal amounts of the Company's Indebtedness to the Noteholders.

                  (j) Other Investments in readily marketable publicly traded securities made in accordance with an investment policy prepared by the Company and reasonably acceptable to the Noteholders.

Any Investments under clauses (c), (d), (e) or (f) above, and the securities subject to Investments made under clause (f) above, shall mature within two years of the acquisition thereof by the Company.

         7.10 Indebtedness. The Company will not incur, create, issue, assume or suffer to exist any Indebtedness, except:

                  (a) Noteholder Obligations.

                  (b) Senior Obligations together with any capitalized lease obligation not to exceed in the aggregate $30,000,000.

                  (c) Current liabilities, other than for borrowed money, incurred in the ordinary course of business.

                  (d) Indebtedness existing on the date of this Agreement and disclosed on Schedule 7.10 hereto, but not including any extension or refinancing thereof.

                  (e) Indebtedness secured by Liens permitted under Sections 7.11( a) and (h) hereof.

                  (f) Indebtedness to shareholders or former shareholders of the Company in the form of installment obligations for the repurchase of shares of the Company's capital stock permitted to be made under Section 7.7.

                  (g) Deferred revenue reflected on the Company's financial statements as of the date of determination.

                  (h) Subordinated Debt.

         7.11 Liens. Unless otherwise provided in this Agreement, the Company will not create, incur, assume or suffer to exist any Lien, or enter into, or make any commitment to enter into, any arrangement for the acquisition of any property through conditional sale, lease-purchase or other title retention agreements, with respect to any property now owned or hereafter acquired by the Company, including but not limited to international assets currently located in Canada, the United Kingdom, and the Netherlands, except:

                  (a) Liens granted to the Senior Bank under the Senior Credit Documents to, and Liens granted to secure any Indebtedness to any Affiliate or Subsidiary of the Senior Bank with the prior consent of the Senior Bank and the Noteholders.

                  (b) Liens existing on the date of this Agreement and disclosed on Schedule 7.11 hereto.

                  (c) Deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of the Company.

                  (d) Liens for taxes, fees, assessments and governmental charges not delinquent or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 6.4.

                  (e) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 6.4.

                  (f) Liens incurred or deposits or pledges made or given in connection with, or to secure payment of, indemnity, performance or other similar bonds.

                  (g) Encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property and landlord's Liens under leases on the premises rented, which do not materially detract from the value of such property or impair the use thereof in the business of the Company.

                  (h) The interest of any lessor under any operating or capitalized lease entered into on or after the Closing Date or purchase money Liens on property granted on or after the Closing Date; provided that such Liens are limited to the property acquired and do not secure Indebtedness other than the related operating or capitalized lease obligations or the purchase price of such property.

         7.12 Contingent Liabilities. The Company will not be or become liable on any Contingent Obligations other than indemnification obligations of the Company or its Subsidiaries to customers or resellers in the ordinary course of business.

         7.13 Lease Obligations. The Company will not enter into any lease of real or personal property, whether or not its obligations in respect of such lease would be capitalized in accordance with GAAP, if the aggregate amount of the Company's rental and other payments under all such leases in any fiscal year would exceed $27,600,000.

         7.14 Loss Limitation. The Company will not suffer (a) a net loss in each of any two consecutive fiscal quarters, or (b) a net loss in any fiscal quarter in excess of $4,600,000, in each case calculated without giving affect to the 2001 Redemption Charges or the 2001 Stock Charges.

         7.15 Loan Proceeds. The Company will not use any part of the proceeds of the Convertible Notes directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (as defined in Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulations T, U or X of the Board.

         7.16 Interest Coverage Ratio. The Company will not permit the ratio, as of the last day of any Interest Coverage Measurement Period, of (a) its Earnings Before Interest and Taxes for such Interest Coverage Measurement Period to (b) its Interest Expense for such Interest Coverage Measurement to be less than 2.55 to 1.0.

         7.17 Cash Flow Leverage Ratio. The Company will not permit, as of the end of any fiscal quarter, the ratio of (a) all Indebtedness outstanding as of such date on which interest is charged, accrued or deemed experienced pursuant to GAAP, to (b) Net Cash Flow for the Cash Flow Measurement Period ended on such date (Annualized, in the case of the Cash Flow Measurement Periods ending August 31, 2000, November 30, 2000 and February 28, 2001), to exceed 2.30 to 1.00.

         7.18 Intentionally Omitted.

         7.19 Intentionally Omitted.

         7.20 Intentionally Omitted.

         7.21 Transaction Documents. The Company will not, and will not permit any of its Subsidiaries to, amend, supplement or otherwise modify the terms of, or waive any of the provisions of or any rights under, any of the Transaction Documents, except for amendments of the Senior Credit Agreement and the other Senior Credit Documents to the extent permitted under the Subordination Agreement. The Company will not, and will not permit any of its Subsidiaries to, prepay, redeem or repurchase any Subordinated Debt.

         7.22 Intentionally Omitted.

         7.23 Transactions with Affiliates. All material transactions and agreements (including without limitation any amendment of an existing agreement) by and between the Company or any of its Subsidiaries and any stockholder, officer, director or key employee of the Company or any of its Subsidiaries or any Person, to the best knowledge of the Company, controlling, controlled by, under common control with or otherwise affiliated with, or a member of the family of, any such Person, shall be conducted on an arm's length basis, shall be on terms and conditions no less favorable to the Company or Subsidiaries than could be obtained from unrelated Persons, and, except to the extent immaterial (whether viewed alone or aggregated with any other similar transactions), shall be approved in advance in writing by a majority of the Board of Directors of the Company after full disclosure of the terms thereof.

         7.24 Accounting Practices. The Company shall not, and shall not suffer or permit any Subsidiary to (a) make any significant change in accounting treatment or reporting practices, except (i) as required by GAAP, (ii) a change in the depreciation method employed thereby to straight line depreciation and
(iii) a change in a Subsidiary's accounting treatment or reporting practices to conform the accounting practices or reporting practices of newly acquired Subsidiaries to the methods used by the Company, and (b) change the fiscal year of the Company or of any Subsidiary.

         7.25 Amendments to Charter and Agreements; Subordinated Debt. The Company will not, nor will it permit any Subsidiary to, (a) make any amendment or modification to any indenture, notes or other agreement evidencing or governing any of the Senior Obligations, other than those permitted or not prohibited by the Senior Credit Agreement (b) directly or indirectly prepay, defease or in substance defease, purchase, redeem, repurchase, retire or otherwise acquire, any other Subordinated Debt, or (c) make any amendment or modification to any terms or provisions of its Certificate of

Designations or bylaws which is adverse to the Noteholders without the prior written consent of the Noteholders.

             ARTICLE VIII -- EVENTS OF DEFAULT; ACCELERATION; ETC.

         8.1 Events of Default. If any of the following events (each, an "Event of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Default") shall occur:

                  (a) The Company shall fail to make when due, whether by acceleration or otherwise, any payment of principal or any premium on the Convertible Notes, as applicable, or any mandatory repayment or repurchase of the Convertible Notes or Notes or shall fail to pay within five days after the same becomes due, whether by acceleration or otherwise, any payment of interest on the Convertible Notes or Notes or any other payments required to be made to the Noteholders pursuant to this Agreement or any other Subordinate Notes Documents.

                  (b) Any representation or warranty made by or on behalf of the Company in this Agreement or any other Transaction Document or by or on behalf of the Company in any certificate, statement, report or document herewith or hereafter furnished to the Noteholders pursuant to this Agreement or any other Subordinated Notes Documents shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

                  (c) The Company shall fail to comply with any Section of Articles VI or VII hereof.

                  (d) The Company shall fail to comply with any other agreement, covenant, condition, provision or term contained in the Subordinated Notes Documents (other than those hereinabove set forth in this Section 8.1) and such failure to comply shall continue for thirty calendar days after whichever of the following dates is the earliest: (i) the date the Company gives notice of such failure to the Noteholders, (ii) the date the Company should have given notice of such failure to the Noteholders pursuant to Section 6.1, or (iii) the date the Noteholders give notice of such failure to the Company.

                  (e) Intentionally Omitted.

                  (f) The Company or any of its Subsidiaries shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Company or any of its Subsidiaries or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Company or any of its Subsidiaries or for a substantial part of the property thereof and shall not be discharged within 60 days, or the Company or any Subsidiary shall make an assignment for the benefit of creditors.

                  (g) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Company or any of its Subsidiaries, and, if instituted against the Company or any of its Subsidiaries, shall have been consented to or acquiesced in by the Company or such Subsidiary or shall remain undismissed for 60 days, or an order for relief shall have been entered against the Company or such Subsidiary.

                  (h) Any dissolution or liquidation proceeding shall be instituted by or against the Company or any of its Subsidiaries and, if instituted against the Company or any Subsidiary, shall be consented to or acquiesced in by the Company or such Subsidiary or shall remain for 60 days undismissed.

                  (i) The Company or any of its Subsidiaries shall (a) be indicted and all appeals in connection therewith exhausted for a state or federal crime, or criminal action shall otherwise have been brought against the Company or any of its Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of the Company or such Subsidiary having a fair market value in excess $2,000,000 or (b) have a judgment or judgments for the payment of money in excess of the sum of $2,000,000 in the aggregate shall be rendered against the Company or any Subsidiary and the Company or such Subsidiary shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, prior to any execution on such judgment by such judgment creditor, within 60 days from the date of entry thereof, and within said period of 60 days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the: execution thereof to be stayed during such appeal.

                  (j) The maturity of any material Indebtedness, including without limitation the Senior Obligations, of the Company or any Subsidiary (other than Indebtedness under this Agreement) shall be accelerated, or the Company or any Subsidiary shall fail to pay any such material Indebtedness when due (after the lapse of any applicable grace period) or, in the case of such Indebtedness payable on demand, when demanded (after the lapse of any applicable grace period). For purposes of this Section, Indebtedness of the Company or any Subsidiary shall be deemed "material " if it (i) is owed to the Noteholders or
(ii) exceeds $2,000,000 as to any item of Indebtedness or in the aggregate for all items of Indebtedness with respect to which any of the events described in this Section 8.1(j) has occurred.

                  (k) Any execution or attachment shall be issued whereby any substantial part of the property of the Company or any Subsidiary shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 45 days after the issuance thereof.

                  (l) Any Subordinated Debt or any Preferred Stock shall be (or shall be required at such time to be) prepaid, redeemed or repurchased in whole or in part or the Company shall be or become required under the Subordinated Notes Documents to prepay, redeem or repurchase (or shall be or become required thereunder to offer to prepay, redeem or repurchase) all or any part of the Subordinated Debt except to the extent permitted by the applicable subordination agreement to which the Noteholders are a party.

                  (m) Any of the Senior Credit Documents, the Subordinated Notes Documents, or the other Transaction Documents shall be canceled, terminated, revoked or rescinded in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Noteholders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Senior Credit Documents, the Subordinated Notes Documents, or the other Transaction Documents shall be commenced by or on behalf of the Company, any of its Subsidiaries or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Senior Credit Documents, the Subordinated Notes Documents, or the other Transaction Documents is illegal, invalid or unenforceable in accordance with the terms thereof.

                  (n) The Company or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $1,000,000 or the Company or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $1,000,000 or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an Reportable Event, or a failure to make a required installment or other payment (within the meaning of Section 302(f)(1) of ERISA), provided that the Noteholders determine in their reasonable discretion that such event (A) could be expected to result in liability of the Company or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan.

         then, and in any such event,

                                    (1) Noteholders holding greater than 50%,
                           voting together as a single class, in principal amount of the Convertible Notes or Notes, as applicable, may, by notice to the Company, declare the entire unpaid principal amount of the Convertible Notes or Notes, as applicable, plus the applicable premium for voluntary prepayments of the Convertible Notes or Notes, as applicable, under Section 2.6.2 plus all interest accrued and unpaid thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Convertible Notes or Notes, as applicable, such premium, all such accrued interest and all such amounts shall become and be forthwith due and payable (unless there shall have occurred an Event of Default under

                           Subsections 8.1(f), (g) or (h), in which case all such amounts shall automatically become due and payable), without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, and

                                    (2) In the case of events of default under
                           Subsection (a) above, each Noteholder may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant, provision or condition contained or incorporated by reference in this Agreement or in aid of the exercise of any power granted in this Agreement.

         8.2 Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Noteholders shall have accelerated the maturity of the Convertible Notes or Notes, as applicable, pursuant to Section 8.1, each Noteholder, if owed any amount with respect to the Convertible Notes or Notes, as applicable, may, subject to the terms of the Subordination Agreement, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Subordinated Notes Documents or any instrument pursuant to which the Noteholder Obligations to such Noteholder are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Noteholder. No remedy herein conferred upon any Noteholder is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         8.3 Distribution of Proceeds. In the event that following the occurrence or during the continuance of any Default or Event of Default, any Noteholder receives any monies with respect to the amounts due hereunder, such monies shall be distributed for application as follows:

                  (a) First, to the payment of, or (as the case may be) the reimbursement of the Noteholders for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Noteholders in connection with the collection of such monies by the Noteholders, for the exercise, protection or enforcement by the Noteholders of all or any of the rights, remedies, powers and privileges of the Noteholders under this Agreement or any of the other Subordinated Notes Documents pro rata based on the relative amount so incurred or sustained;

                  (b) Second, to all other Noteholder Obligations on a pro rata basis; and

                  (c) Third, the excess, if any, shall be returned to the Company or to such other Persons as are entitled thereto.

         8.4 Annulment of Defaults. Section 8.1 is subject to the condition that, if at any time after the principal of any of the Convertible Notes or Notes, as applicable, shall have become due and payable, and before any judgment or decree for the payment of the moneys so due, or any portion thereof, shall have been entered, then and in every such case the holders of greater than 50% or more, voting together as a single class, in principal amount of all Convertible Notes or Notes, as applicable, then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

                          ARTICLE IX -- MISCELLANEOUS

         9.1 No Waiver; Cumulative Remedies. No failure or delay on the part of any Noteholder, in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         9.2 Amendments, Waivers and Consents. Any provision in this Agreement, the Convertible Notes or Notes, as applicable, or the other Subordinated Notes Documents to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if the Company shall, as long as any Convertible Notes or Notes, as applicable, are outstanding, obtain consent thereto in writing from the holder or holders of at least greater than 50%, voting together as a single class, in principal amount of all Convertible Notes or Notes, as applicable, then outstanding, and shall, in any case, deliver copies of such consent in writing to all other holders of Convertible Notes or Notes, as applicable; provided that no such consent shall be effective to reduce or to postpone the date fixed for the payment of the principal (including any required redemption) or interest payable on any Convertible Note or Note, as applicable, without the consent of the holder thereof, or to alter or amend any provisions relating to prepayments, mandatory purchase or the terms of subordination, or to alter or amend the consent mechanism provided for under Section 8.4 or this
Section 9.2. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Written notice of any waiver or consent effected under this Subsection shall promptly be delivered by the Company to any holders who did not execute the same.

         9.3 Addresses for Notices, Etc. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), sent by express overnight courier service or electronic facsimile transmission with a copy by mail, or delivered to the applicable party at the addresses indicated below:

         If to the Company:

         Lawson Software, Inc.
         380 St. Peter Street
         St. Paul, MN 55102-1302
         Attention: General Counsel
         Telecopy No.: (651) 767-4940


         With copies to:

         Dorsey & Whitney LLP
         220 South Sixth Street
         Minneapolis, MN 55402-1498
         Attention: Jon Abram
         Telecopy No.: (612) 340-8738


         If to the Purchasers:

         TA Associates, Inc.
         High Street Tower
         Suite 2500
         Boston, MA
         Attention: David Lang
         Telecopy No.: (412) 441-5784

         St. Paul Venture Capital VI, LLC
         c/o St. Paul Venture Capital, Inc.
         10400 Viking Drive, Suite 550
         Eden Prarie, MN 55344
         Attention: Michael Gorman
         Telecopy No.: (952) 995-7475


         With a copy to:

         Goodwin Procter LLP
         Exchange Place
         53 State Street
         Boston, MA 02109
         Attention: John LeClaire, P.C.
         Telecopy No.: (617) 523-1231

         If to any other holder of the Notes:

         at such holder's address for notice as set forth in the transfer records of the Company or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed or sent, respectively, be effective (i) three days after being deposited in the mails or (ii) one Business Day after being deposited with the express overnight courier service or sent by electronic facsimile transmission (with receipt confirmed), respectively, addressed as aforesaid.

         9.4 Costs, Expenses and Taxes. The Company agrees to pay on demand all reasonable costs and expenses of the Noteholders in connection with the preparation, execution and delivery of this Agreement, the Securities, the other Subordinated Notes Documents and other instruments and documents to be delivered hereunder, and in connection with the consummation of the transactions contemplated hereby and thereby, as well as all reasonable costs and expenses of the Noteholders in connection with the amendment, waiver (whether or not such amendment or waiver becomes effective) or enforcement of this Agreement, the Securities, the other Subordinated Notes Documents, and other instruments and documents to be delivered hereunder and thereunder, including without limitation the expenses of the Noteholders under Section 6.5 hereof at any time after a Default has occurred and is continuing. Notwithstanding the preceding sentence, and in addition to the provisions of such sentence, the Company agrees to pay on demand all reasonable fees and out of pocket expenses of Goodwin Procter LLP, special counsel to the Noteholders, or other designated counsel to the Noteholders, in connection with the transactions contemplated by this Agreement, including any amendment, waiver (whether or not such amendment or waiver becomes effective) or enforcement of this Agreement, the Securities, the Subordinated Notes Documents, and other instruments and documents to be delivered hereunder and thereunder. In addition, the Company agrees to pay (a) the travel and other reasonable expenses of the Purchasers incurred in connection with the transactions contemplated by this Agreement, including all expenses incurred by the Purchasers in performing their due diligence investigation of the Company and its Subsidiaries, (b) any and all stamp and other similar taxes (expressly excluding income and capital gain taxes) payable or determined to be payable in connection with the execution and delivery of this Agreement, the Securities, the other Subordinated Notes Documents, and the other instruments and documents to be delivered hereunder or thereunder and (c) the expenses of preparing Convertible Notes or the Notes from time to time in connection with exchanges and transfers of notes, the expenses of delivering copies of Transaction Documents to Noteholders, and the Company agrees to save each Noteholder harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and filing fees.

         9.5 Assignability; Binding Agreement. Except in connection with a Qualified Sale, this Agreement may not be assigned by any party hereto without the prior written consent of each other party hereto; provided, however, that any Noteholder may assign this Agreement freely without consent. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns, and no others. Notwithstanding the foregoing, nothing in this Agreement is intended to give any Person not named herein the benefit of any legal or equitable right, remedy or claim under this Agreement.

         9.6 Payments in Respect of Convertible Notes or Notes. Each Noteholder and any successor holder of the Convertible Notes or Notes, as applicable, by their acceptance thereof, agree that, with respect to all sums received by them applicable to the payment of principal of or interest on the Convertible Notes or Notes, as applicable, equitable adjustment will be made among them so that, in effect, all such sums shall be shared ratably by all of the holders of the Convertible Notes or Notes, as applicable, whether received by voluntary payment, by realization upon security, by the exercise of the right of set off, by counterclaim or cross-action or by the enforcement of any or all of the Convertible Notes or Notes, as applicable. If any holder of the Convertible Notes or Notes, as applicable, receives any payment on its Convertible Notes or Notes, as applicable, in excess of its pro rata portion, then such holder receiving such excess payment shall purchase for cash from the other holders an interest in their Convertible Notes or Notes, as applicable, in such amounts as shall result in a ratable participation by all of the holders in the aggregate unpaid amount of Convertible Notes or Notes, as applicable, then outstanding. The Company shall not have any obligation to any Person under this Section 9.6.

         9.7 Indemnification. In addition to the payment of expenses pursuant to
Section 9.4, whether or not the transactions contemplated hereby shall be consummated, the Company agrees to indemnify, pay and hold each Noteholder and the partners, members, officers, directors, employees and agents of each Noteholder (collectively, the "Indemnitees") harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitees shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitee, in any manner relating to or arising out of (i) this Agreement, the Convertible Notes or Notes, and the other Transaction Documents and all other matters related thereto in connection therewith, (ii) the Noteholders' agreement to purchase the Convertible Notes, or the use or intended use of the proceeds of the Convertible Notes hereunder, (iii) the violation of any securities law by the Company, or any of its Subsidiaries, (iv) the failure of any of the parties (other than the Purchasers) to the Transaction Documents to comply with any law, rule or regulation applicable to the transactions contemplated thereby or (v) the violation of an applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters by the Company or any of its Subsidiaries (the "Indemnified Liabilities"); provided that the Company shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities which are determined by a final court decision to have resulted from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

         9.8 Survival of Representations and Warranties. All representations and warranties made to the Noteholders in this Agreement, the Convertible Notes or Notes, the Transaction Documents or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof and thereof, regardless of any investigation made by the Noteholders or on behalf of the Noteholders.

         9.9 Prior Agreements. This Agreement and the Transaction Documents constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof or thereof.

         9.10 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         9.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts.

         9.12 Dispute Resolution.

                  (a) All disputes, claims, or controversies arising out of or relating to (i) this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, breach, termination, validity or performance hereof and thereof or the transactions contemplated hereby and thereby or (ii) the Noteholders' loan to the Company, that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before J.A.M.S./Endispute, Inc. or its successor. The arbitration shall be held in Chicago, Illinois before a single arbitrator and shall be conducted in accordance with the rules and regulations promulgated by J.A.M.S./Endispute, Inc. unless specifically modified herein.

                  (b) The parties covenant and agree that the arbitration shall commence within ninety (90) days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three (3) depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven (7) business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party's witness or expert, and a summary of the expert's opinions and the basis for said opinions. The arbitrator's decision and award shall be made and delivered within six (6) months of the selection of the arbitrator. The arbitrator's decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages in connection with such arbitration.

                  (c) The parties covenant and agree that they will participate in the arbitration in good faith and that they will, except as provided below,
(i) bear their own attorneys' fees, costs and expenses in connection with the arbitration, and (ii) share equally in the fees and expenses charged by J.A.M.S./Endispute, Inc. The arbitrator may in his or her discretion assess costs and expenses (including the reasonable legal fees, costs and expenses of the prevailing party) against any party to a proceeding. Any party unsuccessfully refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorneys' fees, incurred by the other party in enforcing the award. In the case of temporary or preliminary injunctive relief, any party may proceed in court prior to, during or after arbitration for the limited purpose of avoiding immediate and irreparable harm; provided, that the right to equitable relief by a court is not intended to derogate from this arbitration procedure.

                  (d) Each of the parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction of J.A.M.S./Endispute, Inc. to resolve all disputes, claims or controversies arising out of or relating to this Agreement or the negotiation, breach, termination, validity or performance hereof and or the transactions contemplated hereby and further consents to the jurisdiction of any United States District Court of competent jurisdiction for the purposes of enforcing the arbitration provisions of Section 9.12 of this Agreement and the award or decision in any such proceeding. Each party further irrevocably waives any objection to proceeding before J.A.M.S./Endispute, Inc. based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before J.A.M.S./Endispute, Inc. has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto.

         9.13 Section Headings and Gender; Construction. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require. The parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements, documents and instruments executed and delivered in connection herewith with counsel sophisticated in investment transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the agreements, documents and instruments executed and delivered in connection herewith.

         9.14 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

         9.15 Further Assurances. From and after the date of this Agreement, upon the request of the Noteholders, the Company shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of the Subordinated Notes Documents.

         9.16 Intentionally Omitted.

         9.17 Intentionally Omitted.

         9.18 Intentionally Omitted.

         9.19 Specific Performance. Notwithstanding Section 9.12, upon breach or default by the Company with respect to any obligation hereunder or under the Convertible Notes or Notes, each Noteholder shall be entitled to protect and enforce its rights at law, or in equity or by other appropriate proceedings for specific performance of such obligation, or for an injunction against such breach or default, or in aid of the exercise of any power or remedy granted hereby or thereby or by law.

         9.20 Actions by Noteholders. Except as provided in Section 9.2, wherever in this Agreement action is required or permitted to be taken by, or consent is required of, or a matter requires the satisfaction of, the Noteholders, such action may be taken by, and/or such consent may be obtained from, and/or such satisfaction may be expressed by, the holders of greater than 50%, voting together as a single class, of the principal amount of all Convertible Notes or Notes, as applicable, then outstanding.

         9.21 Limitation of Liability. No Noteholder shall have any liability to the Company and its Subsidiaries (whether sounding in tort, contract, or otherwise) for consequential damages suffered by the Company and its Subsidiaries in connection with, arising out of, or in any way related to the transactions or relationships contemplated by the Subordinated Notes Documents, or any act, omission or event occurring in connection therewith, or for any special exemplary or punitive damages, and the Company and its Subsidiaries hereby waive, to the maximum extent not prohibited by law, any right they may have to claim or recover any of the foregoing.

         [The remainder of this page has been left blank intentionally]

         IN WITNESS WHEREOF, the parties hereto have executed this Senior Subordinated Convertible Note Purchase Agreement as of the date first above written.



COMPANY:                               LAWSON SOFTWARE, INC.


                                       By: /s/ Robert Barbieri
                                           -------------------------------------
                                           Name:  Robert Barbieri
                                           Title: Chief Financial Officer

PURCHASERS:                            TA SUBORDINATED DEBT FUND, L.P.

                                       By: TA Associates SDF LLC, its General
                                           Partner

                                       By: TA Associates, Inc., its Manager


                                       By:           ***
                                           -------------------------------------
                                       Name:
                                       Title:

                                       TA INVESTORS LLC

                                       By: TA Associates, Inc., its Manager


                                       By:          ***
                                           -------------------------------------
                                       Name:
                                       Title:


                                       *** /s/ David S.B. Lang
                                           -------------------------------------
                                           Name:  David S.B. Lang
                                           Title: Authorized Signatory

PURCHASERS:                            ST. PAUL VENTURE CAPITAL VI, LLC

                                       By: SPVC Management VI, LLC, its Managing
                                           Member


                                       By: /s/ Michael Gorman
                                           -------------------------------------
                                           Name:  Michael Gorman
                                           Title: Managing Director